Exhibit 99.1

Solar Capital Ltd. Adds New Lender; Increases Facility to $355 Million

NEW YORK--(BUSINESS WIRE)--June 23, 2010--Solar Capital Ltd. (NASDAQ: SLRC) today announced that a new lender has committed $35 million to its senior secured revolving credit facility, bringing total commitments under the agreement to $355 million. The facility expires in February of 2013 and was originally $250 million when it was amended and restated in February 2010. The Company is currently in talks with other lenders to further increase total commitments under the facility, which may be expanded up to $600 million.

“We are pleased to announce another increase to our credit facility. The continued support of the lender community has allowed us to increase our borrowing capacity by $105 million since the IPO," said Michael Gross, Chairman and Chief Executive Officer of Solar Capital Ltd.

ABOUT SOLAR CAPITAL LTD.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans, mezzanine loans, and equity securities.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

CONTACT:
Solar Capital Ltd.
Nick Radesca, 212-993-1660